EXHIBIT 1.1

Vaxart, Inc.

50,000,000 Shares of Common Stock

Underwriting Agreement

June 13, 2024

Oppenheimer & Co. Inc.

as Representative of the several Underwriters

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Vaxart, Inc., Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 50,000,000 shares of common stock (the “Shares”), par value $0.0001 per share, of the Company (the “Common Stock”). The amount and form of the Shares to be purchased by the Underwriters is set forth opposite its name on Schedule A hereto

Oppenheimer & Co. Inc. (“Oppenheimer”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares. To the extent there are no additional underwriters listed on Schedule A, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company hereby confirms its agreements with the Underwriters as follows:

1.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date of this Underwriting Agreement (this “Agreement”), the Applicable Time and the Closing Date (as hereinafter defined) as follows:

(a)          A registration statement of the Company on Form S-3 (File No. 333-270671) (the “Initial Registration Statement”), has been filed with the Securities and Exchange Commission (the “Commission”) including a prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company (the “Base Prospectus”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment, if any, has been issued, no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including (A) all documents incorporated by reference therein, (B) all schedules and exhibits thereto and (C) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; any Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, is hereinafter called the “Prospectus”; and any “free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called a “free writing prospectus”; any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Rule 462 Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Initial Registration Statement, the Pricing Disclosure Package (as defined below) or the Prospectus shall be deemed to refer to and include any documents filed after the effective date of the Initial Registration Statement, the Registration Statement or the Rule 462 Registration Statement or the date of such Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein; all references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be; all references in this Agreement to (I) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (II) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Shares as contemplated by Section 3(n) of this Agreement.

(b)          At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”).

(c)          (1) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time or at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (3) as of the date of the Prospectus and any amendments or supplements thereto and at the Closing Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1), (2) and (3) above shall not apply to statements in or omissions from the Pricing Disclosure Package or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information provided by the Underwriter that constitutes Underwriter Information (as defined below). No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any free writing prospectus has been issued by the Commission;

As used herein, “Applicable Time” is 7:00 p.m. (Eastern time) on June 13, 2024. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Pricing Disclosure Package” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule B hereto and the pricing information set forth on Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

(d)          Any Preliminary Prospectus, Pricing Prospectus, and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and any Preliminary Prospectus, Pricing Prospectus, and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act. There are no contracts or other documents required to be described in any Preliminary Prospectus, Pricing Prospectus, or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(e)          Free Writing Prospectuses; Road Show. The Company is not, and at the time of filing the Initial Registration Statement, was not an “ineligible issuer,” as defined under Rule 405 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Distribution of Offering Material By the Company. Prior to the completion of the Underwriters' distribution, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)          Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission, and any free writing prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          Statistical and Market-Related Data. All statistical, demographic and market‑related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(i)          Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies (other than any significant deficiencies previously disclosed to the Underwriters) or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j)          This Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability, including rights of indemnification, may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity. This Agreement conforms in all material respects to the descriptions thereof in Pricing Disclosure Package and the Prospectus.

(k)         Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(l)          No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(m)        No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that would result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(n)          Independent Accountants. WithumSmith+Brown, PC, which has expressed its opinion with respect to the December 31, 2023 and December 31, 2022 financial statements, (which term as used in this Agreement includes the related notes and supporting schedules, if any, thereto) filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (or was at the date of its opinion) (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. WithumSmith+Brown, PC has not been engaged by the Company to perform any “prohibited activities” or provided to the Company any “non-audit services” (as defined in Section 10A of the Exchange Act).

(o)          Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements, and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The financial data set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus were obtained or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, such data agree with the sources from which they are derived, and the Company has obtained the written consent to the use of such data from such sources to the extent required. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)          Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)          Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, except where the failure to be so organized or existing or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Delaware and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(r)          Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so organized or existing or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive or organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10‑K.

(s)          Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Pricing Disclosure Package and the Prospectus or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, Pricing Disclosure Package and the Prospectus). The Common Stock (including the Shares) conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus. All of the issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, Pricing Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(t)          Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Capital Market (the “Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq.

(u)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by‑laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus and the issuance and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by‑laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as could not be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA (as defined below). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(v)          No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could be expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent, which could be expected, individually or in the aggregate, to result in a Material Adverse Change.

(w)         Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, or could obtain on commercially reasonable terms, all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, result in a Material Adverse Change. Except as would as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its subsidiaries, except for licenses granted in the ordinary course to third parties, or that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135), or the equivalent in any other jurisdiction, has been commenced against any patent or patent application described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect.

(x)          All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus (“Permits”), except for such failure as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non‑compliance with, any such certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(y)          Title to Properties. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries has good and marketable title to all of the personal property and other assets reflected as owned in the financial statements referred to in 1(o) above (or elsewhere in the Registration Statement, the Pricing Disclosure Package or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except where it would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or of its subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary and would not otherwise result in a Material Adverse Change.

(z)          Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings or except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in 1(o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Change. All material taxes which the Company and its Subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Company and its Subsidiaries.

(aa)         Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb)         Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies that, are to the Company’s knowledge, in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has not been informed by any insurance carrier that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(cc)         No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd)         Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which have not been described as required. There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries, or any of the family members of any of such persons.

(ee)         FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(h)(1)(C) and is an experienced issuer (as defined in FINRA Rule 5110(j)(6)).

(ff)         No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any respective directors, officers, agents, employees or affiliates of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg)         Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(hh)         ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ii)         Brokers. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder's fees, brokerage commissions or similar payments in connection with the transactions contemplated by this Agreement, other than pursuant to the terms of this Agreement.

(jj)         No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(kk)         Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(ll)          Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(mm)       Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, representative, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)         Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)         Clinical Data and Regulatory Compliance. The research, preclinical tests and clinical trials, and tests conducted or being conducted by or on behalf of the Company or any of its Subsidiaries or in which any of their respective product candidates have participated and, to the Company’s knowledge, the preclinical studies and clinical trials directed or sponsored by the Company’s collaborators (collectively, “Studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Pricing Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company and its subsidiaries have no knowledge of any other Studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) except for such failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change; neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies. There have been no material serious adverse events resulting from any Study. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable laws and governmental permits.

(pp)         Sanctions. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries is currently, or is owned or controlled by an individual or entity that is currently, the subject or the target of any U.S. sanctions administered or enforced by the United States government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria (each a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of or business of any person or entity, or in any country or territory, that currently or at the time of such financing or facilitation, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person or entity (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. The Company and its subsidiaries have not for the past ten years knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq)         Sarbanes-Oxley. The Company is in compliance, and there is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with, in all material respects, all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(rr)          Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Underwriters in the United States or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Shares.

(ss)         Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (the “GDPR”); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(tt)         Compliance with Data Privacy Laws. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, including HIPAA and the GDPR, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data and Personal Data and to the protection of such IT Systems, Confidential Data and Personal Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA and GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Law or Policies. Neither the Company nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Data Protection Requirement; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by a governmental or regulatory authority under any Privacy Law.

(uu)         Compliance with Health Care Laws. The Company and its subsidiaries are, and at all times have been, in material compliance with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287, 1347 and 1349, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, which, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, deferred or non-prosecution agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(vv)         Preclinical and Clinical Studies. The preclinical and clinical studies conducted or sponsored by or on behalf of the Company and its subsidiaries have been and, if still pending, are being conducted in all material respects in accordance with all applicable laws and regulations, including, without limitation, the FDCA and its implementing regulations, with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies, the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals, authorizations or exemptions as may be required by the FDA and any other regulatory authority or agency, notified body, or health care facility Institutional Review Board required for the conduct of such preclinical or clinical studies; neither the Company nor its subsidiaries have received any notice of, or correspondence from, any regulatory authority or agency requiring or threatening the termination, suspension or material modification of any studies currently being conducted or proposed to be conducted by or for the Company or its subsidiaries.

(ww)        No Broker Dealer Requirement. The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which is not so described. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Underwriters or their counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule 5110 in connection with the transactions contemplated by this Agreement is true, complete and correct.

(xx)         Market Capitalization. At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously.

(yy)         Compliance with Additional Regulations. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(zz)         Compliance with Nasdaq Independence Standards. Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement, the Pricing Disclosure Package and Prospectus satisfies the independence standards established by Nasdaq and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(aaa)       No Integration. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Shares hereunder.

(bbb)       Payment Obligations. Neither the Company nor any of its subsidiaries has (i) failed to pay any dividend or sinking fund installment on preferred stock or (ii) defaulted on any installment or payment due on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(ccc)       Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) as required, is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of a director or senior manager of the Company that was false or misleading.

(ddd)       Bankruptcy and Insolvency. The Company is not in or subject to a bankruptcy or insolvency proceeding in any jurisdiction.

(eee)       Compliance with Occupational Laws. The Company and its subsidiaries (i) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety the workplace (“Occupational Laws”); (ii) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their respective businesses as currently conducted; and (iii) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(fff)       Non-Compete Agreements. No director or officer of the Company or any of its subsidiaries is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director’s or officer’s ability to be and act in the capacity of a director or officer of the Company or a subsidiary.

(ggg)       Compliance with PTO Requirements. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent and trademark authorities all patents, trademarks, copyrights and applications relating to the same owned by the Company and its subsidiaries (the “Company Patent and Trademark Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent and Trademark Applications and has made no material misrepresentation in the Company Patent and Trademark Applications. To the Company’s knowledge, the Company Patent and Trademark Applications disclose patentable subject matter. The Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent and Trademark Applications or would render such patents, if issued, invalid or unenforceable. Except as would not result in a Material Adverse Change, neither the Company nor any of its subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its subsidiaries of Intellectual Property owned by third parties (collectively, the “Licenses”) and no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim. To the Company’s knowledge, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that, with the giving of notice or lapse of time, would constitute a breach or default thereunder. Except as would not result in Material Adverse Change, neither the Company nor any of its subsidiaries has been and is currently involved in any disputes regarding the Licenses. To the Company’s knowledge, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained. To the Company’s knowledge, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

(hhh)       Conformity with EDGAR Filing. Any Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with the sale of the Shares pursuant to this Agreement was and will be identical to the versions of any Preliminary Prospectus and the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(iii)        Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to Oppenheimer a Lock-up Agreement.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.            Purchase, Sale and Delivery of the Shares.

(a)          The Shares. Subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and on the basis of the representations, warranties and agreements herein contained and upon the terms but subject to the conditions herein set forth, the Underwriters agree to purchase the number of Shares set forth the name of such Underwriter in Schedule A hereto. The purchase price for each Share shall be $0.752 per share.

(b)          The Closing Date. Delivery of book-entry entitlements for the Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Paul Hastings LLP, the MetLife Building, 200 Park Avenue, New York, New York 10166 (or such other place as may be agreed to by the Company and the Representative) at 9 a.m. Eastern time, on June 17, 2024, or such other time and date not later than 1:00 p.m. Eastern time, on June 18, 2024, as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

(c)          Public Offering of the Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(d)          Payment for the Shares. Payment for the Shares shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Shares the Underwriters have agreed to purchase. Oppenheimer, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)          Delivery of the Shares. The Company shall deliver, or cause to be delivered through the facilities of DTC unless the Representative shall otherwise instruct, to the Representative for the accounts of the several Underwriters, book-entry entitlements for the Shares at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.

If the Representative so elects, delivery of the Shares will be made by credit to the accounts designated by the Representative through DTC’s full fast transfer or DWAC programs. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3.            Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)          Delivery of Registration Statement, Pricing Disclosure Package and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Shares, as many copies of the Pricing Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Representative's Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representative's prior written consent, not to be unreasonably withheld, conditioned or delayed. Prior to amending or supplementing any preliminary prospectus, the Pricing Disclosure Package or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative's prior written consent, not to be unreasonably withheld, conditioned or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative's prior written consent, not to be unreasonably withheld, conditioned or delayed. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative's prior written consent, not to be unreasonably withheld, conditioned or delayed.

(d)          Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)          Amendments and Supplements to Pricing Disclosure Package. If the Pricing Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package so that the Pricing Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Pricing Disclosure Package, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law.

(f)          Certain Notifications and Required Actions. During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Pricing Disclosure Package, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Pricing Disclosure Package or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Pricing Disclosure Package, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)          Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c) hereof) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representative's consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company's obligations under Section 3(b) or Section 3(c).

(h)          Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws (or other foreign laws as reasonably requested by the Underwriters and agreed to by the Company) of those jurisdictions designated by the Representative, shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or other entity. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)          Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k)          [Reserved].

(l)          Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act.

(m)         Listing. The Company will use its best efforts to maintain the listing of its shares of Common Stock on Nasdaq.

(n)          Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Oppenheimer, an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Pricing Disclosure Package, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Oppenheimer, that may be transmitted electronically by Oppenheimer and the other Underwriters to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper Pricing Disclosure Package, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Oppenheimer, that will allow investors to store and have continuously ready access to the Pricing Disclosure Package at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Pricing Disclosure Package.

(o)          Agreement Not to Offer or Sell Common Stock. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Oppenheimer (which consent may be withheld in its sole discretion), directly or indirectly: (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or Related Securities (as defined below); (ii) engage in any short selling of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement or transaction that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Stock or Related Securities; (vii) file any registration statement under the Securities Act under applicable securities laws in respect of any Common Stock or Related Securities (other than as contemplated by this Agreement with respect to the Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) issue Common Stock or options to purchase Common Stock or restricted stock units or similar equity securities, or issue Common Stock upon exercise of options, restricted stock units or similar equity securities to employees, officers or directors of the Company for services rendered to the Company, pursuant to any options, share bonus or other share plan or arrangement pursuant to an incentive plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (C) file a registration statement on Form S-8 in respect of the issuance, vesting, exercise or settlement of equity awards to officers or directors granted or to be granted pursuant to an incentive plan described in the Registration Statement, Pricing Disclosure Package and the Prospectus (the provisions of clauses (A) through (D) are “Exempt Issuances”). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock.

(p)          Future Reports to the Representative. During the period of five years hereafter, the Company will furnish to the Representative, c/o Oppenheimer & Co. Inc., at 85 Broad Street, New York, New York 10004, Attention: General Counsel: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q)          Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r)          No Stabilization or Manipulation and Compliance with Regulation M. The Company will not take, and will use its reasonable best efforts to ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Stock or any reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall use its reasonable best efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s)          Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Common Stock or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company's officers and directors and certain other stockholders pursuant to Section 1(iii) hereof.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

4.            Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Pricing Disclosure Package, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and any Preliminary Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, in an amount not to exceed $7,500.00, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters' participation in the offering and distribution of the Shares, including any related filings fees and the legal fees of, and disbursements by, counsel to the Underwriters, in an amount not to exceed $15,000 (excluding filing fees), (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, reasonable travel and lodging expenses of the Representative approved by the Company in advance, employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Shares on Nasdaq, (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement and (xi) all actual and documented out-of-pocket expenses and all fees of the Underwriter's legal counsel and other out-of-pocket expenses of the Underwriters reasonably incurred in connection with the transactions contemplated hereby; provided, that the amount payable pursuant to this clause (x) shall not exceed $125,000.

5.            Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

6.            Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Shares as provided herein on the Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Comfort Letters. On the date hereof, the Representative shall have received from WithumSmith+Brown, PC, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package, and each free writing prospectus, if any.

(b)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For a period from and after the date of this Agreement and through and including the Closing Date:

(i)          The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(ii)         No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)        FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)          No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the Closing Date, in the judgment of the Representative there shall not have occurred any material adverse change in the authorized capital stock of the Company or any Material Adverse Change or any development that would cause a Material Adverse Change.

(d)          Opinion of Counsel for the Company. On the Closing Date the Representative shall have received (i) an opinion and negative assurance letter of Thompson Hine LLP, counsel for the Company, dated as of such date in form and substance satisfactory to the Representative, dated as of such date, and (ii) an opinion from Kilpatrick Townsend & Stockton LLP regarding intellectual property matters, dated as of such date in form and substance satisfactory to the Representative.

(e)          Opinion of Counsel for the Underwriters. On the Closing Date the Representative shall have received the opinion and negative assurance letter of Paul Hastings LLP, counsel for the Underwriters in connection with the offer and sale of the Shares, in form and substance satisfactory to the Representative, dated as of such date.

(f)          Officers' Certificate. On the Closing Date the Representative shall have received a certificate executed by the President and Chief Executive Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)          for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)         the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)        the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(g)          [Reserved].

(h)          Bring-down Comfort Letters. On the Closing Date the Representative shall have received from WithumSmith+Brown, PC, independent registered public accountants for the Company, a letter dated as of the Closing Date, in form and substance satisfactory to the Representative, which letter shall: (a) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the Closing Date; and (b) cover certain financial information contained in the Prospectus.

(i)          Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from each of the Company's directors and officers (as defined in Rule 16a-1(f) under the Exchange Act), and each such agreement shall be in full force and effect on the Closing Date.

(j)          Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(k)          Nasdaq Listing. The Company shall have submitted a listing of additional shares notification form to Nasdaq with respect to the Shares and shall have received no objection thereto from Nasdaq.

(l)          Additional Documents. On or before the Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from the Representative to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

7.            Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

8.            Indemnification.

(a)          Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any free writing prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriter Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)          Indemnification of the Company. Each Underwriter shall indemnify and hold harmless the Company, its affiliates, the directors, officers, employees, counsel and agents, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriter Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) are the statements set forth in the fourth sentence of the fourth paragraph relating to selling concessions and the ninth and twelfth paragraphs under the section “Underwriting” in each case contained in the Prospectus (the “Underwriter Information”).

(c)          Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 8 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with its own counsel, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel (including local counsel, if necessary) in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 8 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

9.          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purpose of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation to contribute as provided in this Section 9 are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 9, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of any Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

10.          [Reserved].

11.          Termination of this Agreement. Prior to the purchase of the Shares by the Underwriters on the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission, any other securities regulatory authority, or by Nasdaq or trading in securities generally on the NYSE or Nasdaq shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of U.S. federal or New York or authorities or a major disruption of securities settlements or clearing services in the United States shall have occurred and be continuing; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Pricing Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the good faith judgment of the Representative there shall have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 8, Section 9, and Section 11 shall at all times be effective and shall survive such termination.

12.          No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate, and (vi) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

13.          Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or employees or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

14.          Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004
Attention: General Counsel
with a copy to:	Paul Hastings LLP
The MetLife Building 200 Park Avenue
New York, New York 10166
Attention: Siavosh Salimi & William A. Magioncalda

If to the Company:	Vaxart, Inc.
170 Harbor Way, Suite 300
South San Francisco, California 94080
Attention: Chief Executive Officer
with a copy to:	Thompson Hine LLP
300 Madison Avenue, 27th Floor
New York, NY 10017
Attention: Faith Charles

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

15.          An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 15 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

16.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the parties referred to in Section 8 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Representative may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company's consent.

17.          Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.          Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Representative. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

19.          GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.          CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

21.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.          Construction.

(a)          the section and exhibit headings herein are for convenience only and shall not affect the construction hereof;

(b)          words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)          the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)          wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e)          references herein to any gender shall include each other gender;

(f)          references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules, policies, notices, instruments and regulations promulgated thereunder;

(g)          if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(h)          “knowledge” means, as it pertains to the Company, the actual knowledge of the officers and directors of the Company, together with the knowledge which they would have had if they had conducted a reasonable inquiry of the relevant persons into the relevant subject matter.

(i)          “Governmental Authority” means (i) any federal, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization (including any stock exchange or quotation system); or (iii) any political subdivision of any of the foregoing.

23.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

As used in this Section 24:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)

“Covered Entity” means any of the following:

(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.          General Provisions.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 and Section 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Pricing Disclosure Package, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

VAXART, INC.

By: /s/ Steven Lo
Name: Steven Lo
Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

OPPENHEIMER & CO. INC.

On behalf of itself and the several Underwriters named in Schedule A hereto.

By: /s/ Michael Margolis, R.Ph.
Name: Michael Margolis, R.Ph.
Title: Senior Managing Director, Head of Healthcare Investment Banking

Schedule A

Name of Underwriter	Number of Shares

Oppenheimer & Co. Inc.	50,000,000

Total	50,000,000

The initial public offering price per share for the Shares shall be $0.80.

The purchase price per share for the Shares to be paid by the several Underwriters shall be $0.752, being an amount equal to the initial public offering price set forth above less $0.048 per share.

Schedule B

Free Writing Prospectuses Included in the Pricing Disclosure Package

None.

Schedule C

Pricing Information

1.	The Company is selling 50,000,000 shares of Common Stock

2.	The initial public offering price per share for the Shares shall be $0.80 per Share.

Exhibit A

Form of Lock-up Agreement

Exhibit B

Directors and Executive Officers and Principal Stockholder Signing Lock-up Agreement

1.	Michael J. Finney
2.	Elaine J. Heron
3.	W. Mark Watson
4.	David Wheadon
5.	Robert A. Yedid
6.	Phillip E. Lee
7.	Sean Tucker
8.	Edward B. Berg
9.	James F. Cummings
10.	Steven Lo